CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President (Acting) and Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Charles Street Trust, Inc. – Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President (Acting) and Chief Executive Officer	Chief Financial Officer
Legg Mason Charles Street Trust, Inc. –	Legg Mason Charles Street Trust, Inc.–
Legg Mason Batterymarch U.S.	Legg Mason Batterymarch U. S.
Small Capitalization Equity Portfolio	Small Capitalization Equity Portfolio

/s/ February 25, 2011	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: February 25, 2011	Date: February 25, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.